                                  Exhibit 99.1

FORM 3 JOINT FILER INFORMATION

Name of "Reporting Persons":    Enterprise Development Fund II, L.P.
                                Enterprise Ventures, L.P.
                                EDM, Inc.
                                EDF Ventures, L.P.
                                Enterprise Ventures III, L.P.
                                EDM III, Inc.
                                Mary L. Campbell
                                Beau D. Laskey
                                Michael R. DeVries

Address:                        425 North Main Street
                                Ann Arbor, Michigan 48104

Designated Filer:               Enterprise Development Fund II, L.P.

Issuer and Ticker Symbol:       IntraLase Corp. (ILSE)

Date of Event:                  October 6, 2004

Each of the following is a Joint Filer with Enterprise Development Fund II,
L.P.and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

EDM, Inc. is the general partner of Enterprise Ventures, L.P. ("EVLP") which, in turn, is the general partner of Enterprise Development Fund II, L.P. ("EDF II").
EVLP has sole voting and investment control over the shares owned by EDF II, and
EDM, Inc. has sole voting and investment control over EVLP. EDM III, Inc., is the general partner of Enterprise Ventures III, L.P. ("EVIII LP") which, in turn, is the general partner of EDF Ventures, L.P. ("EDF"). EVIII LP has sole voting and investment control over the shares owned by EDF, and EDM III, Inc.
has sole voting and investment control over EVIII LP. Mary L. Campbell, Beau D.
Laskey and Michael R. DeVries are the sole and equal shareholders of each of
EDM, Inc. and EDM III, Inc.

All Reporting Persons disclaim beneficial ownership of shares of IntraLase Corp.
stock held by EDF and EDF II, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or
otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Enterprise
Development Fund II, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder.

ATTORNEY-IN-FACT FOR REPORTING PERSONS

    /s/ Lois F. Marler
    Lois F. Marler